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                                                                    Exhibit 10.9

                           JOINT MANAGEMENT AGREEMENT

      THIS AGREEMENT dated this 20th day of January, 1995 among Pioneer
Poland U.S., L.P., a limited partnership organized under the laws of Delaware, the United States, and Pioneer Poland UK Limited in its capacity as general partner of Pioneer Poland UK, L.P., a limited partnership organized under the laws of England (individually, a "Partnership," and collectively, the "Partnerships") and Pioneering Management (Jersey) Limited, a corporation organized under the laws of Jersey, Channel Islands (the "Manager").

                                   WITNESSETH

      WHEREAS, the Partnerships have been organized for the purpose of co-investing, on a pro rata basis, in equity and equity related securities issued by companies operating primarily in the Republic of Poland, and otherwise in accordance with the Confidential Private Placement Memorandum of Pioneer Poland Fund dated March 21, 1994, as it may be amended or supplemented from time to time (as so amended or supplemented, the "Memorandum");

      WHEREAS, the parties hereto deem it mutually advantageous that the Manager should be engaged to manage the joint activities of the Partnerships, and that the Partnerships, as so jointly managed, shall constitute the "Pioneer Poland Fund" (the "Fund") for purposes hereof;

      WHEREAS, the parties hereto further deem it mutually advantageous that an oversight board (the "Oversight Board") be established having the rights set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Partnerships and the Manager do hereby agree as follows:

      1. Activities of the Manager. The Manager will manage the investment and reinvestment of the assets of the Partnerships on a fully discretionary basis in accordance with the investment objectives, policies and restrictions set forth in the partnership agreements of the respective Partnerships. Without limiting the foregoing, the Manager shall have the following rights and responsibilities:

            (a) Advisory Responsibilities. The Manager will regularly provide the Partnerships with investment research, advice and supervision and will continuously develop and recommend


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an investment program for the Partnerships consistent with the investment objectives, policies and restrictions set forth in the partnership agreements of the respective Partnerships, subject to any changes thereto as may be approved pursuant to the terms hereof. The Manager will determine from time to time what activities shall be undertaken by the Partnerships, what securities shall be held or sold by the Partnerships and what portion of the Partnerships' assets shall be held uninvested as cash, subject always to the investment objectives, policies and restrictions of the Partnerships, as each of the same shall be from time to time in effect, and as otherwise set forth herein. To carry out such determinations, but subject to the provisions of this Agreement, the Manager will exercise full discretion and act on behalf of the Partnerships in the same manner and with the same force and effect as the Partnerships themselves might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Without limiting the foregoing, the Manager shall be responsible for identifying potential investments for the Partnerships, negotiating the terms of the investments, monitoring such investments and recommending actions to be taken by the Partnerships in their capacity as investors in portfolio companies and, if appropriate, providing designees to serve as the representative of the Partnerships on the boards of directors or comparable governing boards of the portfolio companies.

            (b) Administrative Responsibilities. The Manager, acting at or from one or more locations outside the United States ("U.S."), the United Kingdom ("U.K.") and Poland, shall:

                  (1) prepare and mail, telecopy or otherwise communicate to beneficial owners ("Owners") of interests in the Partnerships (with each partnership interest of either Partnership having an initial purchase price of $500,000 (except for interests purchased by Owners with agreements to pay either a reduced or no placement fee, in which cases the initial purchase price shall be $485,000 plus the placement fee, if any, to be paid) being hereinafter referred to as an "Interest") all written or other communications relating to the Partnerships, including the furnishing of financial reports;

                   (2) respond to inquiries, if any, from the general public concerning the Partnerships and prepare and mail, telecopy or otherwise communicate to the general public (or any subgroup thereof)


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       such communications as the Partnerships may request;

(3)    solicit the sale of Interests;

(4) receive, process and accept or, in its absolute discretion, reject subscriptions for Interests;

(5)    maintain the principal records and books of account for the Partnerships;


(6) cause the books of account for the Partnerships to be audited, when and to the extent audits are required, by auditors acting outside the U.S.;

(7) make distributions from the Partnerships and pay expenses of the Partnerships, including legal fees, accounting fees, and compensation of Partnership personnel;

(8) determine, on behalf of the Partnerships and in accordance with the terms of this Agreement, and publish in media outside the U.S. and the U.K. the net asset value of Interests;

(9) provide a location and all necessary facilities for and call when required, meetings of the Owners and/or the Oversight Board whenever such meetings are held;

(10) handle, the transfer of Interests, including reviewing whether all necessary approvals for any such transfer have been obtained, executing documents necessary to effect such transfers, and maintaining the books reflecting the current Interests of Owners; and

(11) execute on behalf of the Partnerships all agreements necessary in furtherance of its right, powers and duties hereunder, including one or more custodian agreements, administration agreements, escrow agreements and subscription agreements.


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      The Manager's actions with respect to the foregoing shall be subject to such instructions, if any, as may be received from time to time from the Oversight Board pursuant to the rights of the Oversight Board set forth herein.

            (c) Liquidation of the Partnerships; Listing.

                  (1) The Manager shall manage the assets of the Partnerships so as to be able to make a final liquidating distribution to the Owners on or about the tenth anniversary of the date hereof (the "Scheduled Termination Date"). The Manager will seek to liquidate the Partnerships' assets in advance of the Scheduled Termination Date in an orderly fashion and to obtain the best price possible for securities sold. In the event that the Manager believes it would be advantageous to the Owners to continue the Partnerships beyond the Scheduled Termination Date, the Manager may submit such matter (including a proposal as to the approximate date through which the Partnerships should be continued) for approval by the Oversight Board; provided, that the Scheduled Termination Date may be extended only for up to two periods of up to two years each. Upon receiving the approval of any such extension by a majority of the members of the Oversight Board (including (A) any member nominated by the European Bank for Reconstruction and Development (the "EBRD"), (B) any member nominated by DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH ("DEG") so long as DEG continues to own at least the lesser of (x) 10% of the aggregate number of Interests in the partnership or (y)
                        11.3 Interests ("DEG's Required Investment"), and (C) any member jointly nominated by Lyndhurst Associates, Carnegie Mellon University and Henry Gailliot (collectively, the "Pittsburgh Group") so long as the Pittsburgh Group continues to own at least 10.5 Interests (the "Pittsburgh Group's Required Investment"), the Manager may submit, or may cause the respective General Partners to submit, such matter for approval by the Owners. If the Owners holding at least 75% of the aggregate number of the Interests in both Partnerships (including (A) the EBRD so long as the EBRD owns any Interest, (B) DEG so long


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                        as DEG continues to own at least DEG's Required
                        Investment and (C) the Pittsburgh Representative (as defined in Section 7(a) hereof and acting on behalf of the Owners comprising the Pittsburgh Group) so long as the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment) (voting together as a single class) approve, the Manager will continue to manage the Partnerships to such approximate date as the Manager has proposed; otherwise, subject to the following paragraph, the Manager will seek to liquidate the assets of the Partnerships in accordance with the investment objective described in the Memorandum.

                  (2) In the event that the Manager is unable to liquidate all of the assets of the Partnerships prior to the Scheduled Termination Date (or such later date through which the Partnerships are extended) for a price which the Manager considers to be reasonable, or if legal complications inhibit the ability of the Partnerships to withdraw assets from Poland, the Manager shall continue to manage the Partnerships and such of their assets as the Manager is unable to so liquidate and/or distribute to the Owners until all such assets are distributed and the Partnerships are liquidated. Such management will be provided on the same terms as in effect immediately prior to the Scheduled Termination Date.

                  (3) In the event that the Manager believes it would be advantageous to Owners to distribute the Partnerships' assets in kind to the Owners in connection with the liquidation of the Partnerships, the Manager may submit such matter for approval by the Oversight Board, and upon receiving the approval thereof by a majority of the members of the Oversight Board (including (A) any member nominated by the EBRD, (B) any member nominated by DEG so long as DEG continues to own at least DEG's Required Investment and (C) the Pittsburgh Representative so long as the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment), may submit, or may cause the respective General Partners to


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                        submit, such matter for approval by the Owners. If the
                        Owners holding at least 75% of the aggregate number of Interests in both Partnerships (including (A) the EBRD so long as the EBRD owns any Interest, (B) DEG so long as DEG continues to own at least DEG's Required Investment and (C) the Pittsburgh Representative so long as the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment) (voting together as a single class) approve, the Partnerships will be liquidated and the Manager will cause the assets of the Partnerships to be distributed in kind to the Owners.

                  (4) If the Manager believes it would be in the best interests of the Owners to liquidate the Partnerships prior to the Scheduled Termination Date, then the Manager, upon receiving the approval of a majority of the members of the Oversight Board, including a majority of the members of the Oversight Board (including (A) any member nominated by the EBRD, (B) any member nominated by DEG so long as DEG continues to own at least DEG's Required Investment and (C) the Pittsburgh Representative so long as the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment) who are affiliated with neither the Manager nor Bear, Stearns & Co. Inc. (the "Placement Agent") (the "Independent Board Members"), may liquidate and distribute the assets of the Partnerships prior to such date.

                  (5) Following the second anniversary of the date hereof, the Oversight Board shall consider whether Interests should be registered under applicable securities laws (unless an exemption from registration which would have the effect of enabling the Interests to be freely tradeable is then available) and listed for unrestricted trading on a securities exchange. Among the factors to be considered by the Oversight Board at such time will be the availability of an appropriate structure which preserves the tax benefits afforded by the Partnerships' present structure. If such a structure is approved by a majority of the members of the Oversight Board, the Oversight


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                        Board may submit such matter for approval by the Owners.
                        If the Owners holding at least 66 2/3% of the aggregate number of Interests in both Partnerships (including (A) the EBRD so long as the EBRD owns any Interest, (B) DEG so long as DEG continues to own at least DEG's Required Investment and (C) the Pittsburgh Representative so long as the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment) (voting together as a single class) approve, the Manager shall use its best efforts to restructure the Partnerships as necessary to accomplish such registration (if appropriate) and listing; provided, however, that it shall be a condition of such restructuring that the Partnerships or successor entity or entities organized to carry on the business of the Partnerships shall enter into an agreement with the Manager providing as nearly as possible for rights and responsibilities of the Partnerships or such successor entity or entities, on the one hand, and the Manager, on the other hand, as are applicable to the Partnerships and the Manager, respectively, hereunder.

                  (6) In the event the Manager believes it is necessary to partially or wholly liquidate the assets of a Partnership to meet liabilities of that Partnership (and if the other Partnership does not have similar liabilities), the Manager, with the consent of the Owners holding at least 66 2/3% of the aggregate number of Interests in the Partnership not subject to such liabilities (including the consent of (i) the EBRD, if it is an Owner in such other Partnership, (ii) DEG, if it is an Owner in such other Partnership and continues to own at least DEG's Required Investment and (iii) the Pittsburgh Representative (acting on behalf of each of the Owners comprising the Pittsburgh Group) if each Owner comprising the Pittsburgh Group is an Owner in such other Partnership and the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment) need not take similar actions on behalf of such other Partnership, notwithstanding the provisions of Section 8(ii) below.


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      2. Expenses of the Partnerships.

            (a) Except as is provided in paragraphs (b) and (c) below, the Manager shall be responsible for all expenses of the partnerships, including salaries of all investment and administrative personnel, all travel, communication and office expenses and all fees and expenses incurred in investigating investment opportunities, evaluating potential investments for the Partnerships and monitoring the Partnerships' investments, including the fees and expenses of the Advisor (as defined in Section 3) and any other investment advisers and investment managers appointed by the Manager.

            (b) The Partnerships shall pay the following expenses (whether incurred directly by the Partnerships or incurred by the Manager):

                  (i) charges and expenses of any administrator appointed by the Manager;

                  (ii) charges and expenses of the auditors, including all professional and accounting fees relating to the ascertainment, payment and claims of tax charges or relief on behalf of the Partnerships;

                  (iii) charges and expenses of any and all custodians of the cash, securities and other property of the Partnerships;

                  (iv) broker's commissions due and transfer taxes and other expenses chargeable to the Partnerships in connection with securities transactions to which either of the Partnerships is a party (provided that Extraordinary Transaction Related Expenses shall be paid as described in paragraph (c) below);

                  (v) all taxes and corporate fees payable by the Partnerships, including to the State of Delaware or Jersey, Channel Islands and to municipal, provincial or other governmental agencies in Jersey, or elsewhere;

                  (vi) fees and expenses involved in registering the Partnerships or the Interests with governmental agencies or stock exchanges to permit or facilitate the sale of any of such Interests in particular jurisdictions including the preparation, printing and filing of


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                        prospectuses or similar material for use in such
                        jurisdictions and also the fees and expenses of maintaining all such registrations;

                  (vii) all costs and expenses in connection with printing and distributing certificates evidencing the Interests, if any;

                  (viii)all expenses of meetings of Owners and the Oversight
                        Board and all expenses of and incidental to producing, printing and posting or otherwise despatching the annual accounts of the Partnerships and any report of the Oversight Board, Manager and/or auditors therewith and notices to Owners;

                  (ix) all out-of-pocket expenses incurred by the Manager in connection with the performance of services hereunder including without limiting the generality of the foregoing, postage, telex, fax, telephone calls and the cost of all documentation required by applicable laws or regulations for the time being in force and the By-laws;

                  (x) charges and expenses of legal counsel in connection with the Partnerships' existence, partnership and financial structure and relation with the Owners in connection with the expenses listed above which either of the Partnerships has herein assumed and in connection with other legal services rendered to the Partnerships at the request of the Partnerships; and

                  (xi) all charges and expenses incurred before and after the formation of the partnerships in connection with the formation, operation, existence and organization of the Partnerships (including placement fees) and the listing at any time of any Interests on a securities exchange, up to a maximum of $600,000 for activities occurring at or prior to the date hereof (other than the fees of listing Interests on a securities exchange and placement fees); provided, however, that the foregoing $600,000 shall be reduced pro rata to the extent that such aggregate number of Interests sold prior to the first anniversary of the date hereof is less than 100.


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            (c) In addition to the foregoing, Extraordinary Transaction Related
Expenses up to a maximum of 0.5% per annum of the Subscribed Capital (as defined in Section 4(a) hereof) (or, after the third anniversary of the date hereof (the "Commitment Termination Date"), of Total Drawndown Capital) shall be paid by the Partnerships. "Extraordinary Transaction Related Expenses" shall include legal, accounting or other advisory expenses which would usually be borne by a portfolio company or potential portfolio company, but which are instead borne by the Partnerships in exchange for more favorable investment terms granted to the Partnerships by the portfolio company or potential portfolio company, as well as necessary due diligence expenses on a portfolio company or potential portfolio company which are incurred outside the normal course of the Partnerships' operations.

            (d) The Manager shall prepare an annual budget for all expenses to be borne by the Partnerships pursuant to paragraphs (b) and (c) above (including Extraordinary Transaction Related Expenses) and such budget will be subject to the prior approval by a majority of the Independent Board Members of the Oversight Board. In the absence of any such approval, the Partnerships shall be subject to the level of expenses set forth in the budget most recently approved.

      3. Subadvisor and Administrators. It is understood that the Manager shall employ one or more subadvisors approved by the Oversight Board with respect to its responsibilities under Section 1(a) above or administrators approved by the Oversight Board with respect to its responsibilities under Section 1(b) above (each a "Subadvisor" or "Administrator", as the case may be); provided, that any such Subadvisor and Administrator shall be subject to the restrictions and limitations, and entitled to the rights and benefits, set forth herein as are applicable to the Manager. The Manager shall remain responsible for all acts and omissions of any such Subadvisor or Administrator as if such acts and omissions were its own. Pursuant to the foregoing, Pioneer Investment Poland Sp. z o. o. (the "Advisor") (which is an affiliate of The Pioneer Group, Inc.) is authorized to serve as the Subadvisor of the Partnerships and Abacus Asset Management is authorized to serve as the Administrator of the U.S. Partnership and Coopers & Lybrand, London as Administrator of the U.K. Partnership.

      4. Fees. The Partnerships shall pay the following fees to the Manager:

            (a) Basic Management Fee. In consideration for the management services rendered by the Manager hereunder, the Partnerships shall pay to the Manager an annual fee at the rate of


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2% of the sum of (A) aggregate Subscribed Capital (as defined below) net of placement fees and other offering and organizational expenses borne by the Partnerships, until the Commitment Termination Date, and thereafter Total Drawndown Capital (as defined below), net of placement fees and other offering and organizational expenses borne by the Partnerships, plus (B) gains realized upon the disposition of any of the Partnerships' investments in Polish Issuers which have not been distributed to Owners, less (c) realized losses from the disposition of the Partnerships' investments in Polish Issuers, less (D) Subscribed Capital (or after the Commitment Termination Date, Total Drawndown Capital) cancelled or returned; provided, that the fee for any commencing period or terminating period shall be calculated and paid pro rata. For purposes hereof, "Subscribed Capital" means the capital which has been contributed, or which may in the future, pursuant to the terms of the respective partnership agreements of the Partnerships, be required to be contributed, to the capital of a Partnership, by Owners for their Interests, and "Total Drawndown Capital" at any time means the aggregate amount of cash actually contributed by all Owners to the capital of the Partnerships. Such fees shall be calculated and accrued monthly and shall be payable in arrears on the last business day in each calendar month. The amount of each such fee shall be reported to the Partnerships as soon as it has been calculated and shall be accompanied by a statement prepared by or on behalf of the Manager showing the calculation thereof.

             (b) Incentive Management Fee. In further consideration for the advisory services rendered by the Manager hereunder, the Partnerships shall pay to the Manager, as an Incentive Fee, following such time as the aggregate amount distributed to Owners by the Partnerships equals the sum of (i) Total Drawndown Capital actually contributed by all Owners (including the general partners of the Partnerships (the "General Partners")) to the capital of the Partnerships, plus (ii) the Preferred Return (as defined below), an amount equal to 25% of all additional amounts otherwise available for distribution by the Partnerships to the Owners (including the General Partners) (i.e., for each $.75 distributed to the Owners, $.25 shall be paid to the Manager as an Incentive Fee). The Incentive Fee shall be paid concurrently with distributions by the Partnerships to the Owners thereof. For purposes hereof, "Preferred Return" means an 8% return (compounded annually) on the Total Drawndown Capital actually contributed by all Owners to the capital of the Partnerships.


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      5. Termination of Manager.

            (a) This Agreement shall continue in effect until each of the Partnerships shall have been terminated and the business of the Partnerships wound up, except as set forth in paragraph (b) and (c) below.

            (b) Except as hereinafter provided, the Manager shall be entitled to resign its appointment hereunder by giving not less than six months' notice in writing to the Oversight Board; provided, however, that the resignation of the Manager shall not take effect unless and until a new Manager shall have been appointed by a majority (including (A) any member nominated by the EBRD, (B) any member nominated by DEG so long as DEG continues to own at least DEG's Required Investment and (C) the Pittsburgh Representative so long as the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment) of the members of the Oversight Board.

            (c) (i) Subject to paragraph (ii) below, the Oversight Board shall, if the Owners holding a majority of the aggregate number of Interests in both Partnerships (voting together as a single class) so vote pursuant to the terms of their respective Partnership Agreements, terminate the appointment of the Manager following 30 days' written notice to the Manager in any of the following events:

                        (1) if the Manager or the Advisor goes into liquidation (except a voluntary liquidation contemplated by this Agreement or for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Oversight Board) or becomes bankrupt as defined in Article 13 of the Interpretation (Jersey) Law 1954 or any other governing insolvency law or if a receiver is appointed for any of the assets of the Manager or the Advisor; or

                        (2) if the Manager or any Affiliate of the Manager has been convicted of a felony or an indictable offence (but only if such conviction has had a material adverse effect on the reputation of the Partnerships); or


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                        (3)   if the Manager shall commit any material breach of
                              its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail to cure such breach within thirty days of receipt of notice in writing served by the Oversight Board requiring it to do so.

                  (ii) Notwithstanding the provisions of paragraph (i) above, the Oversight Board shall not terminate the appointment of the Manager without the prior written consent of (x) the EBRD at any time during which the EBRD has the right to have its nominee on the Oversight Board as provided in Section 7(a) hereof, (y) DEG at any time during which DEG continues to own at least DEG's Required Investment and (z) the Pittsburgh Representative at any time which the Pittsburgh Group continues to own at least the Pittsburgh Group's Required Investment.

      6. Conflicts of Interest.

            (a) Subject to the restrictions set forth below, nothing in this Agreement shall in any way limit or restrict the Manager or any of its officers, directors or employees, or any Subadvisor or Administrator appointed pursuant hereto, or any of their respective officers, directors or employees, from buying, selling or trading in any securities for its or their own accounts or other accounts. The Manager, and any Subadvisor or Administrator appointed pursuant hereto, may act as an investment advisor or manager to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Manager to or with the Partnerships or deemed to violate or give rise to any duty or obligation of the Manager to the Partnerships except as otherwise imposed by law, so long as such duties do not adversely affect the performance of the Manager's obligations hereunder. The Partnerships recognize that the Manager, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price. The Manager shall not be deemed to be affected with notice of, or to be under any duty to disclose to the Partnerships, any fact or thing which may come to the notice of the Manager, or any servant or agent of the Manager (including any Subadvisor or Administrator appointed


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hereto), in the course of the Manager rendering similar services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

            (b) Notwithstanding the foregoing, except as set forth in Section 6(c) below or with the consent of the Oversight Board pursuant to Section 7(b) below:

                  (i) in the event that the Manager or any of its Affiliates (as defined in Section 9 below) identifies investments which meet the Investment Objective and Investment Policies of the Partnerships (as defined in the respective partnership agreements) as well as other investment accounts over which the Manager or its Affiliates have discretion, the Manager and such Affiliates will make such investments available to the Partnerships before offering such investments to any such other accounts;

                  (ii) the Manager will not permit the Partnerships to acquire any securities from, or to invest in any company whose securities are held, to the actual knowledge of the Manager or the Advisor, by, or which has borrowed funds from, the General Partners, the Manager, the Advisor or any Affiliate of the General Partners, the Manager or the Advisor, including any other investment fund managed by the General Partners, the Manager or the Advisor;

                  (iii) the Manager will not, and will cause its Affiliates to not, participate for their own account, directly or indirectly, in any offering by an issuer of privately placed securities in which the Partnerships also participate unless the Partnerships have purchased the maximum number of securities in such offering that they are permitted to purchase pursuant to the Partnerships' investment restrictions; and

                  (iv) without the consent of Owners holding at least 75% of the aggregate number of Interests in both Partnerships (voting together as a single class), and in any event subject to the provisions of paragraph (i) above, the Manager will not, and will cause its Affiliates to not, organize or commence participation in the management of any investment fund having as its primary investment objective the attainment of long-term capital appreciation primarily by making direct investments in unlisted equity and equity-related securities of Polish Issuers (as defined in the partnership agreements of the partnerships), until (A) the aggregate purchase price (measured at the time of purchase) of securities purchased in Polish Issuers (including loans to Polish Issuers and amounts allocated by the Manager to support guarantees made on behalf of Polish Issuers) equals at least 75% of (x) until the Commitment Termination Date, the


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aggregate amount of Subscribed Capital; and (y) thereafter, the Total Drawndown
Capital actually contributed to the Partnerships; and (B) 100% of the aggregate amount of the Subscribed Capital or Total Drawndown Capital, as the case may be, which had been returned to the Partnerships following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish Issuers or distributed or otherwise paid to the Owners or their Affiliates. For purposes hereof, "committed to investments" shall also include funds which are designated as reasonable reserves for additional investments in existing portfolio companies, even if they have not been contractually committed to be invested.

            (c) Notwithstanding the foregoing, the Partnerships understand and agree that: (i) Pioneer First Polish Trust Fund Joint Stock Company, an Affiliate of the Manager, may purchase and sell securities of Polish Issuers in its capacity as investment adviser to one or more open-end mutual funds organized to invest in securities that are publicly traded (the "Open-End Funds"); (ii) portfolio decisions and results of the Partnerships' investments may differ from or be the same as those of the Open-End Funds; and (iii) Pioneer First Polish Trust Fund Joint Stock Company is not obligated to make available to the Manager or any other person any portfolio information or strategies used or developed in managing the Open-End Funds, or to make investments on behalf of the Partnerships.

      7.    Oversight Board.

            (a) Designation. An Oversight Board shall be constituted, comprising the following persons: (i) three (3) representatives of the Manager (one of whom shall be the Chairman of the Oversight Board); (ii) one (1) representative of the Placement Agent; (iii) four representatives of the Owners, elected by the Owners holding a majority of the aggregate number of the Interests in both Partnerships (voting together as a single class) (including (A) one EBRD representative for as long as the EBRD owns no less than 10% of the aggregate number of Interests in the Partnerships, (B) one DEG representative for as long as DEG owns at least the lesser of (x) 10% of the aggregate number of Interests in the Partnerships or (y) 11.3 Interests, and (C) one representative (who shall be unanimously agreed on by the Owners comprising the Pittsburgh Group) of the Pittsburgh Group for as long as the Pittsburgh Group owns at least 10.5 Interests) and (iv) one person designated by the Manager, which person shall be unaffiliated with both the Manager and the Owners. The member of the Oversight Board named below as having been designated pursuant to clause (iv) above will serve in such capacity until the first annual meeting of Owners, at which time such person or a replacement nominated by the Manager shall be subject to election by the Owners holding a majority of the aggregate number of Interests in both Partnerships (voting together as a single class). In the event the person nominated by the Manager for election pursuant to clause (iv) above is not so approved, the Manager shall nominate such other person(s) until a person has been approved by the Owners holding a majority of the aggregate number of Interests in both Partnerships (voting together as a single class). The members of the Oversight Board nominated by the EBRD, DEG and the Pittsburgh Group shall be members of such board only for so long as the EBRD, DEG and the Pittsburgh Group, respectively, own at least the applicable number of Interests specified above in this Section 7(a). The initial members of the Oversight Board are as follows:

      Representatives of                         John F. Cogan, Jr.
          the Manager                            David D. Tripple
                                                 Alicja K. Malecka

      Representative of
          Bear, Stearns & Co. Inc.               Brian V. Murray

      Representative of EBRD                     Charles Wrangham

      Representative of DEG                      Klaus Overbeck

      Representative of
          the Pittsburgh Group                   Henry Posner

      Representative of other                    _________________________
          Owners

      Independent Representative                 _________________________

            (b) Certain Actions Requiring Consent. Without the consent of (x) a majority of the members of the Oversight Board, and (y) in the case of clause
(i) below, a majority of the Independent Board members and (z) in the case of clauses (ii) and (iii) below (A) the member, if any, required by the terms of
Section 7(a) hereof to be designated by the EBRD, (B) the member, if any, required by the terms of Section 7(a) hereof to be designated by DEG and (C) the member, if any, required by the terms of Section 7(a) hereof to be designated by the Pittsburgh Group (in addition to any consent of Owners which may otherwise be required), neither the Manager nor either Partnership shall:

                  (i) take any action involving, or enter into any transaction between, or constituting a conflict of interest among, the Partnerships, on the one hand, and the Manager or any of its affiliates, on the other hand (other than agreements contemplated by the Memorandum), or otherwise engage in any activity prohibited by Section 6(b) above;

                  (ii) modify the Investment Objective, Investment Policies or the Investment Restrictions set forth in the respective partnership agreements of the Partnerships; or

                  (iii) make any investments (other than short-term investments in liquid securities) on behalf of the Partnerships after the fifth anniversary of the date hereof.

            (c) Limitations on Oversight Board Members. The Oversight Board shall not nor shall any member of the Oversight Board take part in the management of the business or assets of the Partnerships or hold himself out to be or be held out by the Partnerships or the Manager as taking part in the management of the Partnerships nor shall any member of the Oversight Board have the power or capacity to bind the Partnerships or hold himself out or be held out by any other members of the Oversight Board or by the Partnerships or by the Manager as having the power or capacity to bind the Partnerships, provided that nothing in this section shall prevent those members of the Oversight Board who are representatives of the Manager from performing in their capacities as representatives of the Manager (but not in their capacities as members of the Oversight Board) those functions which as representatives of the Manager they are employed or engaged by the Manager to perform.

            (d) Indemnification. No member of the Oversight Board shall have any liability to either Partnership or to any Owner for any loss suffered by a Partnership which arises out of any action or inaction of such member in his or her capacity as a member of the Oversight Board if such member determined reasonably and in good faith that the action or inaction was in or not opposed to the best interests of the Partnerships and the action or inaction did not constitute Negligence or intentional misconduct of the member. Each member of the Oversight Board shall be indemnified by the Partnerships against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such member which arise out of any action or inaction of such member in his or her capacity as a member of the Oversight Board if such member determined reasonably and in good faith that such action or inaction was in or not opposed to the best interests of the Partnerships and such action or inaction did not constitute Negligence or intentional misconduct of the member. With respect to any action, suit, proceeding or investigation for which indemnity will or could be sought, the Partnerships, acting through the Manager, will be entitled to participate therein at their own expense and/or to assume the defense thereof at their own expense, with legal counsel reasonably acceptable to the person seeking indemnification. In the event that the partnerships do not assume the defense of any action, suit, proceeding or investigation for which indemnity has been sought, any expenses (including attorneys' fees) incurred by the person seeking indemnification in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Partnerships in advance of the final disposition of such matter upon receipt of an unsecured undertaking by the person indemnified to repay such payment if it is ultimately determined by a court of proper jurisdiction that indemnification for such expenses is not permitted by law or authorized by this Agreement, and if such repayment is not made within thirty days of demand, interest shall be payable thereon from the date of demand until repayment at the three-month LIBOR rate for such amount and currency. The Partnerships shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by a majority of the Independent Board Members. The indemnification rights provided in this Section (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of the Owners, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. Any indemnity under this subsection shall be paid from, and only to the extent of, Partnership assets and no Owner shall have any personal liability on account thereof. For purposes of this Agreement, "Negligence" by any person means the failure of such person, other than in the exercise of such person's good faith business judgment, to perform a manifest duty in disregard of the consequence of the action or omission constituting such failure, taking into account in determining whether such person has been Negligent, the facts available to such person at the time of such failure and the circumstances then existing.

            (e) Meetings of the Oversight Board. (i) Meetings of the Oversight Board for any purpose may be called by the Manager at any time and shall be called by the Manager within ten days after written request for such a meeting signed by a majority of the Independent Board Members. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Manager or at such other place outside the United States and the United Kingdom as may be designated by the Manager, or, if the meeting is called upon the request of the members of the Oversight Board, such place outside the United States and the United Kingdom as is designated by such members of the Oversight Board. In the event that any member of the oversight Board is unable to attend a meeting of the Oversight Board, such member may appoint an alternate to attend such meeting and the actions of the alternate at such meeting shall have the same force and effect as if they had been taken by the member unable to attend the meeting; provided, that the Manager has been given at least four days' prior written notice of such alternate's appointment.

            (ii) Notice of any meeting to be held pursuant to paragraph (i) shall be given not less than seven days nor more than 30 days before the date of the meeting, to each member of the Oversight Board at his address which he may have furnished in writing to the General Partner of a Partnership. Such notice shall be in writing, and shall state the place, date and hour of the meeting and shall indicate that the notice is being issued at or by the direction of the Manager or the members of the Oversight Board calling the meeting.

      8. Relationship Among the Partnerships. The Partnerships and the Manager agree as follows:

            (i) All expenses to be borne by the Partnerships pursuant hereto (including all fees payable hereunder) shall be borne severally by the Partnerships in proportion to the Interests of their respective Owners;

            (ii) Subject to Section 1(c) (6) above, all investment decisions and other activities of the Manager on behalf of the Partnerships pursuant to this Agreement shall be for the accounts of both of the Partnerships, in proportion to the Interests of their respective Owners, so that at all times the portfolios of the Partnerships will be identical in all respects, in the proportion that Interests of their respective Owners bear to each other; and

            (iii) The relationship created among the Partnerships pursuant to this Agreement is one of contract only, and not of a partnership or joint venture, and does not create an entity of any kind, and neither Partnership shall have the right to bind or to act for the other in any way whatsoever. All references to the "Partnerships" herein shall mean the Partnerships individually and collectively, and no Partnership shall take any action inconsistent with the limitations on the Partnerships herein.

      9. Liability; Indemnification of Manager. The Manager and any Administrator and Subadvisor (and their respective Affiliates) shall not have any liability to either Partnership or any Owner for any loss suffered by a Partnership which arises out of any action or inaction of the Manager or any Administrator or Subadvisor (or their respective Affiliates) if (i) such entity or person, as the case may be, determined reasonably and in good faith that the action or inaction was in or not opposed to the best interests of the Partnerships; (ii) the action or inaction did not constitute Negligence or intentional misconduct of the entity or person, as the case may be; and (iii) the action or inaction did not violate the investment policies, objectives or restrictions of the Partnerships. Each of the Manager and any Administrator and Subadvisor (and their respective Affiliates) (the "Indemnified Parties") shall be indemnified by the Partnerships against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it which arise out of any action or inaction by an Indemnified Party in connection with the Partnerships if such Indemnified Party determined reasonably and in good faith that such action or inaction was in or not opposed to the best interests of the Partnerships and such action or inaction did not constitute Negligence or intentional misconduct of the Indemnified Party. The Partnerships shall not indemnify any Indemnified Party in connection with a proceeding (or part thereof) initiated by such party unless the initiation thereof was approved by a majority of the Independent Board Members. The indemnification rights provided in this Section shall (i) not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under any law, agreement or vote of the Owners, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. Any indemnity under this Section shall be paid from, and only to the extent of, Partnership assets and no Owner shall have any personal liability on account thereof.

      For purposes of this Agreement, the term "Affiliates" shall mean any person who: (i) directly or indirectly controls, is controlled by, or is under common control with the Manager; (ii) owns or controls 10% or more of the outstanding voting securities of the Manager; or (iii) is an officer, director, partner, trustee or employee of the Manager or any such other person; provided, however, that for purposes of Section 6 above, no person shall be deemed to be an Affiliate of the Manager unless The Pioneer Group, Inc. directly or indirectly has operational (as contrasted with ownership) control of such person.

      Each member of the Oversight Board and each Indemnified Party shall ensure that all reasonable steps are taken to avoid or mitigate any loss or liability which might give rise to an indemnification of such member or Indemnified Party under Section 7(d) or this Section 9. Each such member and each Indemnified Party shall exercise reasonable care in the selection, instruction, engagement, retention and supervision of agents. If a member of the Oversight Board or an Indemnified Party becomes aware of a matter that may give rise to its ability to be indemnified under Section 7(d) or this Section 9, it shall use all reasonable efforts to give notice of such matter as soon as practicable to the Owners. No member of the oversight Board shall be deemed to be affected with notice of, or to be under any duty to disclose to the Oversight Board or to either partnership, any fact or thing which may come to the notice of such member, or any servant or agent or employer of such member, in the course of such member rendering similar services to others or in the course of such member's business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out his duties as a member of the Oversight Board.

      The provisions of this Section 9 and of Section 7(d) shall survive the termination of this Agreement. Any person who is entitled to indemnification hereunder is hereby designated as a third party beneficiary under this Agreement and shall be entitled to enforce its rights hereunder as if it were a party hereto.

      10. Calculation and Publication of Net Asset Value. The net asset value of Interests ("Net Asset Value") will be determined monthly as of the close of regular trading on the Luxembourg Stock Exchange on the last day on which such exchange is open for trading during such month. Such Net Asset Value will be transmitted from outside the United States to Owners generally by facsimile to the facsimile number provided by them to the Manager. Net Asset Value will be computed as set forth in Appendix A.

      11. Miscellaneous.

            (a) The Manager is an independent contractor and not an employee or agent of the Partnerships for any purpose. If any occasion should arise in which the Manager gives any advice to its clients concerning the securities owned by the Partnerships, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Partnerships.

            (b) This Agreement states the entire agreement of the parties hereto with respect to the subject matter hereof, and is intended to be the complete and exclusive statement of the terms hereof.

            (c) This Agreement and all performance hereunder shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

            (d) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            (e) The parties to this Agreement acknowledge and agree that all liabilities of the Partnerships arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Partnerships and that no General Partner or other controlling person of a partnership, or director, officer or investor in any of such entities shall be personally liable for any of the foregoing liabilities.

            (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) This Agreement shall inure to the benefit of, and be binding upon, the Partnerships, the Manager, and their respective successors.

            (h) This Agreement may only be amended with the consent of each of the parties hereto, acting, in the case of the Partnerships, in accordance with their respective Partnership Agreements.

            (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration in accordance with the UNCITRAL Arbitration Rules as in force and effect on the date of this Agreement. Any dispute shall be submitted to an arbitral tribunal of one arbitrator appointed by the London Court of International Arbitration which shall, regardless of the number of parties to such dispute, be empowered to act as the appointing authority for such purposes. The place of arbitration shall be London, England, and the English language shall be used throughout the arbitral proceedings.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.

ATTEST:                                PIONEERING MANAGEMENT (JERSEY)
                                         LIMITED

/s/ Catherine Wilson                   By: /s/ Peter A. N. Bailey
----------------------------              ----------------------------
CATHERINE WILSON                          Peter A. N. Bailey, Director

ATTEST:                                PIONEER POLAND U.S., L.P.

                                       By: Pioneer Poland U.S. (Jersey)
                                            Limited, General Partner

/s/ [Signature]                           By: /s/ Michael D. De Figueiredo
----------------------------                  ----------------------------
    [Signature]                                   Michael D. De Figueiredo
                                                  Director

ATTEST:                                PIONEER POLAND UK, L.P.

                                       By: Pioneer Poland UK Limited,
                                            General, Partner

/s/ M. D. Caro                            By: /s/ David N. Hartford
----------------------------                  ----------------------------
    M. D. CARO                                    David N. Hartford
                                                  Director

                                   Appendix A

                        Determination of Net Asset Value

      1. The Net Asset Value of each of the Partnerships shall be determined for each Valuation Day in respect of all the assets comprised in the portfolio of the Partnership as at the close of regular trading on the Luxembourg Stock Exchange on the Valuation Day less all the liabilities of the Partnership at that time. The values of such assets and liabilities shall be determined as hereinafter provided by reference to the latest prices and values available to the Manager at the commencement of business on the business day immediately following the Valuation Day and the Manager may rely upon any reputable systems for the determination of prices, exchange rates or values for the purpose hereof. For purposes hereof, "Valuation Day" means the last business day in each month or such other days as may be determined by the Board of Directors from time to time either temporarily or permanently; provided that if the Board of Directors changes any permanent Valuation Day other than temporarily they shall notify the Owners in writing of such change, either before or not later than 21 days after such change is made.

      2. Any expense or liability of a Partnership may be amortized over such period as the Manager may determine (and the Manager may at any time and from time to time determine to lengthen or shorten any such period), and the unamortized amount thereof at any time shall also be deemed to be an asset of the Partnership.

      3. Treasury bills, bonds, notes, debentures, debenture stocks, certificates of deposit, bank acceptances, trade bills and similar assets shall be valued at the last known price on the market on which these assets are traded or admitted for trading or if there has not been any dealing in the relevant investment on the relevant business day, the closing middle market dealing price on the relevant market (being the market which is the sole or in the opinion of the Manager the principal market on which the assets in question are quoted or dealt in) as certified to the Manager by a responsible banker accustomed to deal on such market.

      4. All valuations of currency futures contracts, interest rate futures contracts, forward currency and bond contracts and other financial futures contracts and traded options shall be assessed by reference to the latest prices on the relevant market.

      5. Deposits shall be valued at their principal amount plus accrued interest from the date on which the same was acquired or made.

      6. Save as otherwise herein provided:

            (a) investments listed, quoted or dealt in on a stock exchange shall be valued at the last sale price on the Valuation Day on the stock exchange on which these assets are traded or admitted for trading or if there has not been any dealing in the relevant investment on the relevant Valuation Day the most recent sale price on the relevant stock exchange (being the stock exchange which is the sole or in the opinion of the Manager the principal stock exchange on which the investment in question is listed, quoted or dealt in); and

            (b) interest bearing assets shall be valued at cost plus accrued interest from the date of acquisition and adjusted by an amount equal to any discount or premium on the sum of the nominal value and accrued interest at the date of acquisition at which they were acquired divided by the number of days unexpired at the date of acquisition and multiplied by the number of days elapsed from the date of acquisition to the date as of which the assets are being valued.

       7.   (a)   Where a Partnership has entered into a forward contract for the sale of any asset there shall be included in the assets of the Partnership the price payable to the Partnership under such contract and in the liabilities of the Partnership the cost of purchasing the asset.

            (b) Where a Partnership has entered into a forward contract for the purchase of any asset that asset shall be included in the assets of the Partnership valued as above and there shall be included in the liabilities of the Partnership the price payable by the Partnership under that contract.

       8.   (a)   Where an option to purchase an asset of a Partnership subsists but has not been exercised the value of the asset subject to that option shall be calculated by reference to the agreed price at which the option is exercisable (the "Striking
                  Price") at any time at which the Striking Price is lower than the price by reference to which the value would otherwise be calculated.

            (b) Where an option subsists to purchase an asset of a Partnership no account shall be taken of the asset subject to that option until the said option shall have been exercised.

      9. In the case of any asset for which no price quotations are available as above provided, the fair value thereof shall be determined in good faith by the Manager; provided that, in the absence of a significant third party transaction with respect to a security for which no price quotations are available as above provided, such security will be valued at its U.S. dollar cost unless there is a basis, such as bankruptcy or other adverse development affecting the security or the issuer thereof, for a lesser carrying value.

      10. If any asset is realized or contracted to be realized at a known value the net proceeds of such realization shall be taken into account in lieu of any other method of determining the value of the investment concerned.

      11. Where express provision is not made in this appendix for the valuation of any particular asset the same shall be valued on such basis as the Manager shall reasonably determine, subject to Section 13 below.

      12. For the purpose of valuing a Partnership's assets as aforesaid the Manager may rely upon the opinions of any persons who appear to be competent to value assets by reason of any appropriate professional qualification or of experience of any relevant market.

      13. Notwithstanding the foregoing, the Oversight Board (by majority vote, including at least one director who is a representative of the Manager), may:

            (a) permit some other method of valuation to be used if they consider that such valuation better reflects the fair value of any asset; and

            (b) in relation to any Valuation Day carry out a special valuation to determine the Net Asset Value of the Partnerships if in the view of the Oversight Board members circumstances merit such a calculation and in such event the specially calculated Net Asset Value shall apply for all relevant purposes for the relevant Valuation Day.

      14. All securities and other assets quoted or denominated in currencies other than the U.S. dollar will be valued in U.S. dollars on the basis of the exchange rate prevailing at the time the investment in such securities or other assets was made or, if there is a significant third party transaction as described in Section 9 above, then at the time of such transaction.

      15. Any valuations made pursuant to this appendix shall be binding on all persons.

                     AMENDMENT TO JOINT MANAGEMENT AGREEMENT

      This amendment (the "Amendment") to the Joint Management Agreement, dated as of January 20, 1995, among Pioneering Management (Jersey) Limited, Pioneer Poland U.S., L.P. and Pioneer Poland UK, L.P. (the "Agreement") is made, pursuant to Section 11(h) of the Agreement.

      The Agreement is hereby amended:

      1. By (A) redesignating "(x)", "(y)" and "(z)" contained in 5(c)(ii) as "(v)", "(w)" and "(x)", (B) deleting the word "and" from the ninth line of such Section and replacing it with "," and (C) inserting the following words immediately after the words "least the Pittsburgh Group's Required Investment" contained in Section 5(c) (ii):

            , (y) Commerzbank AG at any time during which Commerzbank AG has the right to have its nominee on the Oversight Board as provided in
            Section 7(a) hereof, and (z) State of Wisconsin Investment Board ("SWIB") at any time during which SWIB has the right to have its nominee on the Oversight Board as provided in Section 7(a) hereof

      2.    By (A) deleting the words "three (3)" from the second line of
            Section 7(a) and replacing them with the words "four (4)" and (B) deleting the word "four" from the fifth line of Section 7(a) and replacing it with the word "five".

      3. By deleting the word "and" from the twelfth line of Section 7(a) and inserting the following words immediately after the words "owns at least 10.5 Interests" contained in Section 7(a):

            , (D) one Commerzbank AG representative for as long as Commerzbank AG owns at least 20.618 Interests in the Partnerships, and (E) one SWIB representative for as long as SWIB owns at least 20.618 Interests in the Partnerships

      4. By (A) deleting the word "and" from each of the thirtieth and thirty-first lines of Section 7(a) and replacing it, in each case, with "," and (B) inserting the following words immediately after the words "Pittsburgh Group" contained in each such line:

Amendment to Joint Management Agreement
September 15, 1995
Page 2

             , Commerzbank AG and SWIB

       5. By inserting the name "Frank Polestra" beneath the name "Alicja K. Malecka" contained in Section 7(a) and deleting the words "Representative of other Owners _____________ Independent Representative ________ " and replacing them with the following words:

             Representative of Commerzbank AG         Paul G. Hammer

             Representative of SWIB                   James R. Severance

             Independent Representative               David A. Bailey

      This amendment shall become effective as of the 15th day of September, 1995 upon its execution by the undersigned.


PIONEERING MANAGEMENT (JERSEY) LIMITED


By: /s/ G. W. Fisher
   -----------------------------
                    ,  Director

PIONEER POLAND U.S., L.P.

By: Pioneer Poland U.S. (Jersey)
    Limited, General Partner

    By: /s/ G. W. Fisher
       ------------------------

PIONEER POLAND UK L.P.

By: Pioneer Poland UK Limited,
    General Partner

    By: /s/ Godfrey Whitehead
       ------------------------

                     AMENDMENT TO JOINT MANAGEMENT AGREEMENT

      THE JOINT MANAGEMENT AGREEMENT, dated as of January 20, 1995 (as amended to date, the "Agreement"), by and among Pioneer Poland U.S., L.P., a limited partnership organized under the laws of Delaware, the United States, and Pioneer Poland UK L.P. a limited partnership organized under the laws of England (collectively, the "Partnerships" and individually, a "Partnership"), and Pioneering Management (Jersey) Limited, a corporation organized under the laws of Jersey, Channel Islands (the "Manager"), is hereby amended, effective as of the 3rd day of August, 1999.

      WHEREAS, the Partnerships and the Manager desire to amend certain provisions of the Agreement, and all of the partners in each of the Partnerships has approved such amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Amendment to Section 4. Section 4 of the Agreement is hereby amended by deleting therefrom Subsection (b) thereof (Incentive Management Fee).

      2. In all other respects, the Agreement is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                 PIONEERING MANAGEMENT (JERSEY) LIMITED

                                 By:    /s/ PETER A. N. BAILEY
                                    ---------------------------
                                 Name:  PETER A. N. BAILEY
                                      -------------------------
                                 Title: Director
                                       ------------------------

                           PIONEER POLAND U.S., L.P.

                           By Pioneer Poland GP Limited Partnership,
                                 General Partner

                              By Pioneer Poland U.S. (Jersey) Limited,
                                 General Partner

                                 By:    /s/ PETER A. N. BAILEY
                                    ---------------------------
                                 Name:  PETER A. N. BAILEY
                                      -------------------------
                                 Title: Director
                                       ------------------------

                           PIONEER POLAND UK L.P.

                           By Pioneer Poland GP Limited Partnership, General
                              Partner

                              By Pioneer Poland U.S. (Jersey) Limited,
                                 General Partner

                                 By:    /s/ PETER A. N. BAILEY
                                    ---------------------------
                                 Name:  PETER A. N. BAILEY
                                      -------------------------
                                 Title: Director
                                       ------------------------


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